                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN INTERNATIONAL GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1995

                                                                   April   ,1995

To the Shareholders of
  AMERICAN INTERNATIONAL GROUP, INC.:

     The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. ("AIG") will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 24, 1995, at 11:00 o'clock A.M., for the following purposes:

     1. To elect 16 directors of AIG to hold office until the next annual election and until their successors are elected and qualified;

     2. To act upon a proposal to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 500,000,000 shares to 1,000,000,000 shares;

     3. To act upon a proposal to select Coopers & Lybrand as independent accountants for 1995;

     4. To act upon a shareholder proposal requesting AIG to change the composition of the Nominating Committee;

     5. To act upon a shareholder proposal requesting AIG to initiate a study relating to investment in tobacco companies; and

     6. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 31, 1995 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York.

                                                By Order of the Board of
                                                Directors

                                                  KATHLEEN E. SHANNON
                                                                       Secretary

- --------------------------------------------------------------------------------

    If you cannot be present at the meeting, please sign the enclosed Proxy and return it at once in the accompanying postage prepaid envelope.

                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270

                                PROXY STATEMENT
                                                                  April   , 1995

     The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of American International Group, Inc., a Delaware corporation ("AIG"), to be held on May 24, 1995, or at any adjournment thereof. It may be revoked at any time prior to its use. Proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors, for the proposal to amend the Restated Certificate of Incorporation, for the selection of Coopers & Lybrand as independent accountants for 1995, against the shareholder proposal requesting AIG to change the composition of the Nominating Committee, and against the shareholder proposal requesting AIG to initiate a study related to investment in tobacco companies.

     Only shareholders of record at the close of business on March 31, 1995 will
be entitled to vote at the meeting. On that date,             shares (exclusive
of shares held by AIG and certain subsidiaries) of common stock, par value $2.50 per share ("AIG Common Stock"), were outstanding, each such share of stock having one vote.

                           I.  ELECTION OF DIRECTORS

     Sixteen directors are to be elected at the meeting to hold office until the next annual election and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below, all of whom are currently members of your Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. The nominees and certain information supplied by them to AIG are as follows:

M. BERNARD AIDINOFF           PARTNER, SULLIVAN & CROMWELL
                              (Attorneys)
Age 66

Director since 1984



LLOYD M. BENTSEN              FORMER UNITED STATES SECRETARY OF THE
                              TREASURY AND FORMER MEMBER,
Age 74                        UNITED STATES SENATE
                              Director, Affiliated Computer Services, Inc.
Elected February 2, 1995                Panhandle Eastern Corporation




MARSHALL A. COHEN             PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                              THE MOLSON COMPANIES LIMITED
Age 59                        (Brewing, Chemical Specialties, Retail
                              Merchandising and Sports and Entertainment)
Director since 1992           Director, Barrick Gold Corporation
                                        Lafarge Corporation


- --------------------------------------------------------------------------------

BARBER B. CONABLE, JR.          RETIRED; FORMER PRESIDENT, WORLD BANK, AND
                                FORMER MEMBER, UNITED STATES HOUSE OF
Age 72                          REPRESENTATIVES
                                Director, Corning, Inc.
Director since 1991             First Empire State Corp.
                                Manufacturers & Traders Trust Co.




MARTIN FELDSTEIN                PROFESSOR OF ECONOMICS, HARVARD UNIVERSITY;
                                PRESIDENT AND CHIEF EXECUTIVE OFFICER, NATIONAL
Age 55                          BUREAU OF ECONOMIC RESEARCH
                                (Nonprofit Economic Research Center)
Director since 1987             Director, TRW, Inc.
                                J. P. Morgan & Co. Incorporated



HOUGHTON FREEMAN                RETIRED VICE CHAIRMAN--FOREIGN GENERAL
                                INSURANCE, AIG
Age 73                          Also serves as a director of C.V. Starr & Co.,
                                Inc. ("Starr") and Starr International Company,
Director since 1967             Inc. ("SICO"), private holding companies (see
                                "Ownership of Certain Securities")



LESLIE L. GONDA                 CHAIRMAN, INTERNATIONAL LEASE FINANCE
                                CORPORATION ("ILFC")
Age 75                          (a wholly-owned subsidiary of AIG)

Director since 1990



MAURICE R. GREENBERG            CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AIG
                                Director, Transatlantic Holdings, Inc.
Age 69                          ("Transatlantic"), which is owned
                                46 percent by AIG
Director since 1967             Also serves as Chairman of Transatlantic, a
                                director, President and Chief Executive Officer of Starr, and a director of SICO and ILFC


- --------------------------------------------------------------------------------

CARLA A. HILLS                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                                HILLS & COMPANY, INTERNATIONAL CONSULTANTS;
Age 61                          FORMER UNITED STATES TRADE REPRESENTATIVE
                                (Hills & Company provides international
Director since 1993             investment, trade and risk advisory services)

                                Director, American Telephone and
                                                        Telegraph Company
                                                        Chevron Corporation
                                                        Time Warner Inc.



FRANK J. HOENEMEYER             FINANCIAL CONSULTANT;
                                RETIRED VICE CHAIRMAN,
Age 75                          PRUDENTIAL INSURANCE COMPANY OF AMERICA

Director since 1985             Director, Ariad Pharmaceuticals, Inc.
                                          Wellsford Residential Property Trust
                                          Carey Fiduciary Advisors, Inc.



JOHN I. HOWELL                  RETIRED CHAIRMAN, EXECUTIVE COMMITTEE, J. HENRY
                                SCHRODER BANK & TRUST COMPANY
Age 78
                                Director, Schroder Capital Funds, Inc.
Director since 1969                       Schroder Asian Growth Fund, Inc.



EDWARD E. MATTHEWS              VICE CHAIRMAN--FINANCE, AIG

Age 63 Also serves as a director of Transatlantic, Starr, SICO and ILFC
Director since 1973



DEAN P. PHYPERS                 RETIRED SENIOR VICE PRESIDENT,
                                INTERNATIONAL BUSINESS MACHINES CORPORATION
Age 66
                                Director, Bethlehem Steel Corporation
Director since 1979                       Cambrex
                                          Church & Dwight Co. Inc.



JOHN J. ROBERTS                 VICE CHAIRMAN--EXTERNAL AFFAIRS, AIG

Age 72                          Director, The Adams Express Company
                                           Petroleum & Resources Corporation
Director since 1967             Also serves as a director of Starr and SICO


- --------------------------------------------------------------------------------

ERNEST E. STEMPEL               VICE CHAIRMAN--LIFE INSURANCE, AIG

Age 78                          Also serves as a director of Starr and SICO

Director since 1967



THOMAS R. TIZZIO                PRESIDENT, AIG

Age 57 Also serves as a director of Transatlantic, Starr and SICO
Director since 1986

- --------------------------------------------------------------------------------

     The principal occupation or affiliation of the nominees is shown in bold face type. Each of the directors who is also an executive officer of AIG has, for more than five years, occupied an executive position with AIG or companies that are now its subsidiaries, and, except as hereinafter noted, each other director has occupied an executive position with his company or organization listed above for at least five years. Mr. Bentsen served as United States Secretary of the Treasury from January 20, 1993 until December 22, 1994, and as United States Senator from Texas from 1971 until 1993. Mr. Conable retired on September 1, 1991 as President of The World Bank. Ambassador Hills served as United States Trade Representative from 1989 until 1993.

     There were four regularly scheduled meetings, comprising all the meetings of the Board, during 1994. All of the directors attended at least 75% of the aggregate of all meetings of the directors and of the committees of the Board on which they served.

     Messrs. Aidinoff, Conable, Hoenemeyer, Howell and Phypers and Mrs. Hills are the current members of the Audit Committee, which held five meetings during 1994. The primary function of the Audit Committee is to give general advice to the Board and the officers in matters relating to the audits of the records of account of AIG and its subsidiaries. The Committee reviews the performance and scope of audit and non-audit services provided by the independent accountants during the fiscal year and recommends to the Board the nomination of the independent public accountants as auditors for the ensuing fiscal year. In addition, the Committee reviews reports issued by the internal auditing department and the independent accountants.

     The Stock Option and Compensation Committee, which held seven meetings during 1994, administers the various AIG stock option plans, establishes the compensation of the Chief Executive Officer and sets policy for compensation for senior management. Current members of the Committee are Messrs. Cohen, Conable, Hoenemeyer and Howell.

     The Executive Committee, which held five meetings in 1994, is comprised of Messrs. Aidinoff, Greenberg, Howell, Roberts, Stempel and Tizzio. Although the Executive Committee formally serves as a nominating committee, in practice the Board serves as a Committee of the whole in determining nominees for membership. Any member of the Board can present names for consideration, and no action is taken on any candidate until that candidate is discussed with each non-employee member of the Board. All proposed nominees for membership on the Board of Directors submitted in writing by shareholders to the Secretary of AIG will be brought to the attention of the Executive Committee. Messrs. Bentsen, Conable, Feldstein, Greenberg, Hoenemeyer, Howell, Matthews and Phypers serve as members of the Finance Committee, which oversees the financial affairs and investment activities of AIG and its subsidiaries and which held twelve meetings during 1994.

OWNERSHIP OF CERTAIN SECURITIES

     The following table summarizes the ownership of equity securities of AIG and its parents by the directors/nominees and by the directors and executive officers as a group.

                                                          EQUITY SECURITIES OF AIG AND ITS PARENTS
                                                        OWNED BENEFICIALLY AS OF JANUARY 31, 1995(1)
                               ----------------------------------------------------------------------------------------------
                                                                               STARR                          SICO
                                             AIG                            COMMON STOCK                  VOTING STOCK
                                         COMMON STOCK                --------------------------    --------------------------
                               --------------------------------        AMOUNT AND                    AMOUNT AND
                               AMOUNT AND NATURE OF     PERCENT         NATURE OF       PERCENT       NATURE OF       PERCENT
                                    BENEFICIAL            OF           BENEFICIAL         OF         BENEFICIAL         OF
          DIRECTOR             OWNERSHIP(2)(3)(4)(5)     CLASS        OWNERSHIP(6)       CLASS        OWNERSHIP        CLASS
- ----------------------------   ---------------------    -------      ---------------    -------    ---------------    -------
M. Bernard Aidinoff.........              4,648             (7)                0            --             0              --
Lloyd M. Bentsen............                  0             --                 0            --             0              --
Marshall A. Cohen...........                750             (7)                0            --             0              --
Barber B. Conable, Jr. .....              2,850             (7)                0            --             0              --
Martin Feldstein............              7,629             (7)                0            --             0              --
Houghton Freeman............            943,811            .30               250          1.18            10            9.09
Leslie L. Gonda.............          3,490,600           1.10                 0            --             0              --
M. R. Greenberg.............          7,117,131           2.25             5,000         23.67            10            9.09
Carla A. Hills..............              1,458             (7)                0            --             0              --
Frank J. Hoenemeyer.........              8,193             (7)                0            --             0              --
John I. Howell..............             37,765            .01                 0            --             0              --
Edward E. Matthews..........            241,438            .08             2,250         10.65            10            9.09
Dean P. Phypers.............              5,646             (7)                0            --             0              --
John J. Roberts.............            820,487            .26             1,250          4.73            10            9.09
Ernest E. Stempel...........          4,137,624           1.31             1,500          7.10            10            9.09
Thomas R. Tizzio............            114,998            .04             1,500          7.10            10            9.09
All Directors and Executive
  Officers of AIG as a Group
  (40 individuals)..........         20,366,777           6.40            18,625         88.17            90           81.82

- ------------

(1) Amounts of equity securities of Starr and SICO shown represent shares as to which the individual has sole voting and investment power. With respect to shares of AIG Common Stock, totals include shares as to which the individual shares voting and investment power as follows:
     Feldstein -- 5,625 shares, Freeman -- 587,845 shares, Howell -- 30,360 shares, Tizzio -- 47,011 shares, all directors and executive officers of AIG as a group -- 1,022,187 shares.

(2) Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows:
     Freeman -- 58,380 shares, Greenberg -- 302,500 shares, Matthews -- 81,325 shares, Roberts -- 3,750 shares, Stempel -- 31,688 shares, Tizzio -- 67,987 shares, all directors and executive officers of AIG as a group -- 787,256 shares.

(3) Amount of shares shown for each of Messrs. Greenberg, Roberts and Stempel does not include 3,365,540 shares held as trustee for the Starr Trust, as to which they disclaim beneficial ownership. Inclusion of these shares would increase the total ownership shown for each of the trustees by 1.07 percent.

(4) Amount of equity securities shown also excludes the following securities owned by members of the named individual's immediate family or by the individual as trustee as to which securities such individual has disclaimed beneficial interest: Matthews -- 32,612 shares, Tizzio -- 8,868 shares, all directors and executive officers of AIG as a group -- 63,804 shares.

(5) Amount of shares shown for Mr. Greenberg also excludes 977,150 shares owned directly by Starr (representing 23.67 percent of the shares owned directly by Starr) as to which Mr. Greenberg disclaims beneficial interest.

(6) As of February 1, 1995, Starr also had outstanding 4,000 shares of Common Stock Class B, a non-voting stock, and 147 shares of Special Preferred Stock, Series 3. None of the nominees holds such shares. Shares of Starr's Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I, Series J, Series K and Series L Preferred Stock and its 5% Subordinated Preferred Stock were held by the nominees as follows on

     January 31, 1995: Preferred Stock, Series A--Freeman (1,750), Greenberg (5,000), Matthews (1,500), Roberts (2,500) and Stempel (2,500); Preferred Stock, Series B--Freeman (1,750), Greenberg (5,000), Matthews (1,750), Roberts (2,500) and Stempel (2,500); Preferred Stock, Series C--Freeman (1,750), Greenberg (5,000), Matthews (1,750), Roberts (2,500), Stempel
     (2,500) and Tizzio (125); Preferred Stock, Series D--Freeman (1,750), Greenberg (5,000), Matthews (1,750), Roberts (2,500), Stempel (2,500) and Tizzio (375); Preferred Stock, Series E--Freeman (2,000), Greenberg (5,000), Matthews (2,000), Roberts (2,500), Stempel (2,500) and Tizzio
     (625); Preferred Stock, Series F--Freeman (2,000), Greenberg (5,000), Matthews (2,000), Roberts (2,500), Stempel (2,500) and Tizzio (1,000); Preferred Stock, Series G--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (2,250), Stempel (2,250) and Tizzio (1,000); Preferred Stock, Series H--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (1,500), Stempel (2,250) and Tizzio (1,000); Preferred Stock, Series I--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (1,500), Stempel (2,250) and Tizzio (1,000); Preferred Stock, Series J--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (1,500),
     Stempel (2,250) and Tizzio (1,000); Preferred Stock, Series K--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (1,500), Stempel
     (2,250) and Tizzio (1,250); Preferred Stock, Series L--Freeman (2,250), Greenberg (5,000), Matthews (2,250), Roberts (1,500), Stempel (2,250) and Tizzio (1,250) and 5% Subordinated Preferred Stock--Freeman (50), Greenberg
     (100), Roberts (50) and Stempel (70). The total outstanding shares were:
     Preferred Stock, Series A (16,240), Preferred Stock, Series B (16,305), Preferred Stock, Series C (17,055), Preferred Stock, Series D (18,055), Preferred Stock, Series E (20,055), Preferred Stock, Series F (21,930), Preferred Stock, Series G (21,875), Preferred Stock, Series H (21,500), Preferred Stock, Series I (22,000), Preferred Stock Series J (23,500), Preferred Stock, Series K (24,375), Preferred Stock, Series L (24,375) and 5% Subordinated Preferred Stock (340).

(7) Less than .01%.

     The only person who, to the knowledge of AIG, owns in excess of five percent of the AIG Common Stock is SICO, P.O. Box 152, Hamilton, Bermuda. At January 31, 1995, SICO held 50,567,162 shares, or 16.01 percent of the outstanding AIG Common Stock. The Starr Foundation and Starr (both having executive offices at 70 Pine Street, New York, New York) held 11,382,332 shares and 7,493,838 shares (including 3,365,540 shares held by the C. V. Starr & Co. Inc. Trust), or 3.60 percent and 2.37 percent, respectively, of the outstanding AIG Common Stock on that date.

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10 percent holders of AIG Common Stock to file reports concerning their ownership of AIG equity securities. During 1994, each of Mr. Freeman and Mr. Greenberg filed a late report on Form 4. Mr. Freeman failed to timely report gifts of 2,619 shares made by his wife in 1992 and the acquisition of 1,579 shares gifted to him by his wife in 1992, each of which transactions was required to be previously reported. Mr. Greenberg failed to report timely one transaction, the disposition of 84 shares made by Starr pursuant to the Starr Purchase Plan. Each of Messrs. Manton, Mead and E.S.W. Tse, executive officers of AIG, filed one late report. Mr. Manton failed to timely report the sale of 50,000 shares held indirectly by the Edwin A.G. Manton and Florence Manton 6% Annuity Trust. Mr. Mead failed to timely report the establishment of a trust for which he is trustee, and the acquisition by gift from his direct holdings in December 1993 of 200 shares by this trust. Mr. Tse failed to report timely the acquisition of purchase privileges with respect to 51 shares under the AIG Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Directors who are employees of AIG or its subsidiaries do not receive fees for service on the Board or the committees. Each other director of AIG receives director's fees of $15,000 per year, plus $1,500 for each Board meeting attended. An annual fee of $3,500 is paid to each member of each committee of the Board. Members of each committee also receive $1,500 for each committee meeting attended. In addition, directors who are not employees of AIG and its subsidiaries each purchase 75 shares of AIG Common Stock per quarter, for which they are reimbursed by AIG. During February 1995, Mr. Bentsen was granted an option to purchase 10,000 shares of AIG Common Stock at $100 per share, and each of Mrs. Hills and Messrs. Aidinoff, Cohen, Conable, Feldstein, Hoenemeyer, Howell and Phypers was granted an option, to purchase 5,000 shares of AIG Common Stock at $100 per share.

     Mr. Aidinoff is a partner in the law firm of Sullivan and Cromwell, and Ambassador Hills is a partner in the law firm of Mudge, Rose, Alexander, Guthrie & Ferdon, both of which in 1994 provided legal services to AIG and its subsidiaries, receiving normal fees for services rendered. Ambassador Hills has also entered into a consulting arrangement with AIG through Hills & Company, whereby she provides services to AIG.

     The following Summary Compensation Table shows the compensation accrued for services in all capacities to AIG and its subsidiaries by M.R. Greenberg, the Chairman and Chief Executive Officer of AIG, and the other four most highly compensated executive officers of AIG at December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                         ANNUAL COMPENSATION       ---------------------------------
          NAME AND                     ------------------------         AWARDS          PAYOUTS          ALL OTHER
     PRINCIPAL POSITION        YEAR      SALARY        BONUS       STOCK OPTIONS(#) LTIP PAYOUTS(1)   COMPENSATION(2)
- -----------------------------  ----    ----------    ----------    ---------------- ---------------- ------------------
M.R. Greenberg...............  1994    $1,000,000    $2,750,000(3)      25,000         $8,330,000         $  3,080
Chairman and Chief             1993     1,231,731     1,100,000         25,000          2,685,750            2,998
  Executive Officer            1992     1,147,115     1,100,000(4)      37,500(5)        --                  2,909
E.E. Matthews................  1994       416,924       350,000         10,000          2,940,000            3,080
Vice Chairman -- Finance       1993       316,923       350,000         10,000            789,750            2,998
                               1992       250,193       300,000(4)      15,000(5)        --                  2,909
T.R. Tizzio..................  1994       416,239       300,000         15,000          2,450,000            3,080
President                      1993       329,273       300,000         10,000            631,800            2,998
                               1992       276,154       235,000(4)      15,000(5)        --                  2,909
E.E. Stempel.................  1994       225,000       250,000         10,000          1,960,000
Vice Chairman -- Life
  Insurance                    1993       200,000       250,000          8,000            631,800         --
                               1992       175,000       250,000(4)      12,000(5)        --               --
E.S.W. Tse...................  1994       275,000       195,834          7,000          1,176,000           34,375(6)
Executive Vice President --    1993       266,580       199,430          6,000            315,900           33,322(6)
  Life Insurance               1992       241,572       175,262(4)       7,500(5)        --                 30,196(6)

- ---------------
(1) Amounts shown in 1993 represent the value, based on the closing sale price of AIG Common Stock on December 31, 1993 ($87.75), of shares of AIG Common Stock allocated but not distributed under a Deferred Compensation Profit Participation Plan (the "SICO Plan") provided to certain senior AIG employees, including AIG executive officers, by SICO. The SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including AIG. Participation in the SICO Plan by any person, and the amount of such participation, is at the sole discretion of SICO's Board of Directors, and none of the costs of the various benefits provided under such plan is charged to or absorbed by AIG. The SICO Plan provides that shares may be set aside by SICO for the benefit of the participant and distributed upon retirement. Prior to retirement, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares. Shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age. In addition, SICO's Board of Directors may elect to pay a participant cash in lieu of shares of AIG Common Stock. In March, 1993, a determination was made as to the number of AIG shares allocable to the accounts of the participants in the SICO Plan with respect to units awarded in December, 1990. The number of AIG shares allocated to named executive officers is as follows:
    Greenberg -- 30,600 shares; Matthews -- 9,000 shares; Tizzio -- 7,200 shares; Stempel -- 7,200 shares; Tse -- 3,600 shares. Amounts shown in 1994 represent the value, based on the closing sale price of AIG Common Stock at December 31, 1994, of shares of AIG Common Stock allocated in March, 1993 but not distributed under the SICO Plan with respect to units awarded in December, 1992. The number of shares allocated to named executive officers is as follows: Greenberg -- 85,000 shares; Matthews -- 30,000 shares;
    Tizzio -- 25,000 shares; Stempel -- 20,000 shares; Tse -- 12,000 shares.
(2) Amounts shown for Messrs. Greenberg, Matthews and Tizzio represent matching contributions under AIG's 401(k) Plan. Amounts representing the accrual under the Current Retirement Plan and the Supplemental Plan cannot readily be individually calculated by the actuaries for those plans.
(3) Paid pursuant to the Chief Executive Officer Performance Based Compensation Plan approved by the shareholders in May, 1994.
(4) Includes cash benefits paid by SICO under the SICO Plan. Commencing January 1, 1993, cash benefits were no longer payable under the SICO Plan.
(5) Adjusted to reflect 50 percent stock split effected as a stock dividend in 1993.
(6) Amounts shown reflect contributions by AIG to the American International Companies (Hong Kong) Staff Provident Plan.

     The following table summarizes certain information with respect to grants of options to purchase AIG Common Stock which were granted during 1994 to the five individuals named in the Summary Compensation Table, to all executive officers of AIG as a group, and to all employees.

                             OPTION GRANTS IN 1994

                                                                                       POTENTIAL REALIZABLE
                                                                                     VALUE* AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK PRICE
                                        PERCENTAGE OF                                APPRECIATION FOR OPTION
                                        TOTAL OPTIONS                                          TERM
                               OPTIONS   GRANTED TO    EXERCISE                     --------------------------
                     DATE      GRANTED    EMPLOYEES      PRICE       EXPIRATION                        10
       NAME        OF GRANT      (1)     DURING 1994   PER SHARE        DATE        5 PERCENT(2)   PERCENT(3)
- ------------------ ---------   -------  -------------  ---------     ----------     ------------  ------------
M.R. Greenberg....  12/15/94    25,000        6.33      $96.875        12/15/04     $  1,523,104  $ 3,859,845
E.E. Matthews.....  12/15/94    10,000        2.53       96.875        12/15/04          609,242    1,543,938
T.R. Tizzio.......  12/15/94    15,000        3.80       96.875        12/15/04          913,862    2,315,907
E.E. Stempel......  12/15/94    10,000        2.53       96.875        12/15/04          609,242    1,543,938
E.S.W. Tse........  12/15/94     7,000        1.77       96.875        12/15/04          426,469    1,080,757
All Executive
  Officers of AIG
  as a Group (30
  individuals)....   Various   103,800       26.29       96.875(4)     12/15/04        6,323,928   16,026,076
All Employees.....   Various   395,700      100.00       96.590(4)      Various       23,982,098   60,775,348
All Shareholders
  Stock
 Appreciation(5)..    N/A        N/A           N/A       N/A            N/A         $19.2 billion $48.8 billion
All Unaffiliated
  Shareholders
  Stock
 Appreciation(5)..    N/A        N/A           N/A       N/A            N/A         $    billion  $   billion

- ---------------

  * Options would have no realizable value if there were no appreciation or if there were depreciation from the price at which the options were granted, $96.875.

(1) All options were granted pursuant to the 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The grants provide that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years.

(2) Appreciated price would be $157.80 per share for the individuals named, $157.80 per share for all executive officers and $157.33 per share for all employees.

(3) Appreciated price would be $251.27 per share for the individuals named, $251.27 per share for all executive officers and $250.53 per share for all employees.

(4) Weighted average exercise price per share.

(5) Calculated using the 315,840,626 shares of AIG Common Stock outstanding at December 31, 1994.

     The following table summarizes certain information with respect to the exercise of options to purchase AIG Common Stock during 1994 by the five individuals named in the Summary Compensation Table and the unexercised options to purchase AIG Common Stock held by such individuals at December 31, 1994.

      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1994
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                          NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS
                            SHARES                          DECEMBER 31, 1994         AT DECEMBER 31, 1994(2)
                          ACQUIRED ON       VALUE       -------------------------    -------------------------
         NAME              EXERCISE      REALIZED(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- -----------------------   -----------    -----------    -------------------------    -------------------------
M.R. Greenberg.........          --      $       --           302,500/67,500            $18,221,563/$619,063
E.E. Matthews..........       9,300         640,473            81,325/28,375              4,465,934/ 361,406
T.R. Tizzio............       3,700         280,244            67,987/33,375              3,508,713/ 367,031
E.E. Stempel...........       7,812         352,907            31,688/24,625              1,328,180/ 288,219
E.S.W. Tse.............       1,125          84,000            18,562/16,000                830,113/ 150,438

- ---------------

(1) Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(2) Aggregate market value on December 31, 1994 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

     The following table summarizes certain information with respect to benefits that the proxy rules classify as granted under Long-Term Incentive Plans which were granted during 1994 to the five individuals named in the Summary Compensation Table.

                 LONG-TERM INCENTIVE PLANS -- AWARDS IN 1994(1)

                NAME                NUMBER OF UNITS     PERFORMANCE PERIOD      ESTIMATED FUTURE PAYOUTS
                ----                ---------------     ------------------      ------------------------
M. R. Greenberg.....................   10,000                Two years               100,000 shares
E. E. Matthews......................    3,500                Two years                35,000 shares
T. R. Tizzio........................    3,000                Two years                30,000 shares
E. E. Stempel.......................    2,000                Two years                20,000 shares
E.S.W. Tse..........................    1,500                Two years                15,000 shares

- ------------

(1) Awards represent grants of units under the SICO Plan described in Note 1 to the Summary Compensation Table on page 8 with respect to the two-year period from January 1, 1995 through December 31, 1996. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG Common Stock allocated to a unit upon payout is based on a percentage selected by SICO's Board of Directors of between 20 percent and 100 percent of the increase of SICO's retained earnings attributable to the AIG Common Stock held by SICO over the two year period. As a result, the number of shares to be allocated with respect to units held for the 1995-1996 period and the value of such shares cannot be determined at this time. The number of shares shown under "Estimated Future Payouts" represent the number of shares allocable to the named individuals based upon the units awarded to them for the 1995-1996 period, assuming the percentage selected by the SICO Board of Directors and the increase in SICO's retained earnings for the 1995-1996 period were the same as those used to allocate the shares of AIG Common Stock for the 1993-1994 period. As noted in the description of the SICO Plan in Note 2 to the Summary Compensation Table on page 8, prior to retirement, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age.

     In order to facilitate the performance of their management responsibilities, AIG provides to Messrs. Greenberg and Roberts automobiles and drivers and to these individuals and other officers and employees the use of a yacht and corporate aircraft, club memberships, recreational opportunities and clerical and investment management services. These facilities are provided for use for business purposes and the costs thereof are considered ordinary and necessary business expenses of AIG. Any personal benefit any of these persons may have derived from the use of these facilities or from the services provided is regarded as incidental and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table on page 8.

     Messrs. Freeman, Greenberg, Matthews, Roberts, Stempel, Tizzio and Tse or certain of them, are directors and officers of SICO, directors and members of the Starr Foundation and directors and officers of Starr. These individuals also receive compensation as officers of Starr for services rendered to Starr as well as compensation from SICO for services rendered to SICO. These services are not considered to detract materially from the business time of these individuals available for AIG matters and such compensation is not included in the compensation for services to AIG shown in the Summary Compensation Table on page 8.

     AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. The premium for the year ending May 24, 1995 is approximately $2,800,000.

PENSION BENEFITS

     Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan ("Original Pension Plan"). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least 10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan ("Current Retirement Plan") was established, with provisions substantially the same as the Original Pension Plan, except for the non-contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant

(up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the Current Retirement Plan formula is the average of the final three years' compensation but no greater than 150% of the employee's "covered compensation" (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation.

     As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

     The AIG savings plan ("401(k) Plan") for employees provides for salary reduction contributions by employees and matching contributions by AIG. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

     Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and the Supplemental Plan are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

                                                 TOTAL YEARS OF CREDITED SERVICE AS A PLAN PARTICIPANT
  3 YEAR AVERAGE                   ---------------------------------------------------------------------------------
FINAL COMPENSATION                 10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
- ------------------                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
  $  125,000.....................  $  16,236   $  31,236   $  46,236   $  61,236   $  61,236   $  61,236   $  61,236
  $  150,000.....................     22,236      40,236      58,236      76,236      76,236      76,236      76,236
  $  175,000.....................     28,236      49,236      70,236      91,236      91,236      91,236      91,236
  $  200,000.....................     34,236      58,236      82,236     106,236     106,236     106,236     106,236
  $  225,000.....................     40,236      67,236      94,236     121,236     121,236     121,236     121,236
  $  250,000.....................     46,236      76,236     106,236     136,236     136,236     136,236     136,236
  $  300,000.....................     58,236      94,236     130,236     166,236     166,236     166,236     166,236
  $  375,000.....................     76,236     121,236     166,236     211,236     211,236     211,236     211,236
  $  400,000.....................     82,236     130,236     178,236     226,236     226,236     226,236     226,236
  $  500,000.....................    106,236     166,236     226,236     286,236     286,236     286,236     286,236
  $  750,000.....................    166,236     256,236     346,236     436,236     436,236     436,236     436,236
  $1,000,000.....................    226,236     346,236     466,236     586,236     586,236     586,236     586,236
  $1,375,000.....................    316,236     481,236     646,236     811,236     811,236     811,236     811,236

- ------------
     With respect to the individuals named in the Summary Compensation Table on page 8 other than Mr. Tse, their respective years of credited service (under both plans) through December 31, 1994 are as follows: Greenberg--34 years; Matthews--21.2 years; Stempel--44 years; Tizzio--26.7 years. Pensionable salary includes only the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to bonuses or overtime pay. For such named individuals, pensionable salary during 1994 was as follows:
Greenberg--$1,000,000; Matthews--$416,924; Stempel--$225,000; Tizzio--$416,239.
Amounts representing the accrual under the Current Retirement Plan for 1994 cannot readily be individually calculated by the actuaries for the Plan.

     During 1986, AIG adopted the Supplemental Plan to provide additional retirement benefits to designated executives and key employees. Under the Supplemental Plan, annual benefits, not to exceed 60% of Average Final Compensation, accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the Supplemental Plan is reduced by payments from the Original Pension Plan, the Current Retirement Plan, Social Security Benefit and any payments from a qualified pension plan of a prior employer. Messrs. Greenberg, Matthews, Roberts, Stempel and Tizzio were participants in the Supplemental Plan at December 31, 1994. Federal legislation limits the benefits which may be payable from the Current Retirement Plan. Effective January 1, 1991, the Supplemental Plan was amended to provide a benefit to Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the Federal limitation.

     Mr. Tse participates in the American International Companies (Hong Kong) Staff Provident Plan, a defined contribution plan which requires employee contributions of five percent of salary. Contributions to this plan by AIG vary based on employee service. During 1994, AIG contributed 12.5 percent of Mr Tse's pensionable salary of $275,000 to the plan based on his 33.6 years of service.

CERTAIN TRANSACTIONS

     Certain transactions in 1994 effected in the ordinary course of business between AIG and its subsidiaries and SICO and Starr are summarized in the following table:

                                                                                   SICO             STARR
                                                                                   AND               AND
                                                                               SUBSIDIARIES      SUBSIDIARIES
                                                                               ------------      ------------
                                                                                       (in thousands)
AIG and Subsidiaries Paid:
  For production of insurance business*...................................       $     --          $ 31,200
  For services (at cost)**................................................          1,200                42
  Rentals.................................................................          3,000                --
AIG and Subsidiaries Received:
  For services (at cost)**................................................            900            11,500
  Rentals.................................................................             --             1,400

- ------------
 *From these payments, which constituted approximately 35% of Starr's gross revenues for the year, Starr is required to pay its operating expenses and commissions due originating brokers. The amounts are paid at terms available to unaffiliated parties, and represent approximately .1% of the gross revenues of AIG.

**These services are provided and obtained at a cost which, in the opinion of the management of AIG, does not exceed the cost of obtaining such services from unaffiliated sources.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee, currently comprised of Messrs. Cohen, Conable, Hoenemeyer and Howell, is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of AIG, as well as administering AIG's various employee stock option plans.

     In determining the compensation which is appropriate for both the Chief Executive Officer and other members of senior management, the Stock Option and Compensation Committee's starting point is AIG's salary administration philosophy, which is to pay within a range that helps meet business objectives while considering external and internal influences and the level of funding allocated to fixed compensation expenses. At senior positions, one of the objectives is to pay at a level that allows AIG to attract, retain and motivate key executives by paying them competitively compared to peers within a selected group of major companies in the insurance industry while comparing AIG's performance to the performance of those companies. In so doing, a variety of factors are considered, including the performance of AIG relative to those companies as measured by standards such as net income and its growth over prior periods, return on equity and property and casualty underwriting performance; the level of compensation paid to senior officers within the selected group of companies; the level of individual contribution by these senior officers to the performance of AIG; and, in the case of the Chief Executive Officer, his compensation as a percentage of net income. In determining 1994 compensation, the Committee did not use a specific formula in evaluating the various factors, in determining the specific amount of compensation payable or in determining the allocation of compensation to salary, bonus and stock option grants but believes that such compensation is commensurate with the services rendered. The weight given to each factor with respect to each element of compensation is within the individual discretion and judgment of each member of the Committee. Each member also takes the appropriateness of the entire package into account when evaluating each element of compensation. With respect to the Chief Executive Officer, the compensation in excess of the salary was determined under the formula included in the performance-based compensation plan adopted and approved by the shareholders in 1994, based upon the pre-tax return, with certain adjustments, on AIG's consolidated common shareholders' equity as of December 31, 1993, with certain adjustments.

     AIG's net income per share and after-tax return on equity (excluding capital gains) for 1993 were $5.82 and 13.7 percent, respectively, and for 1994 were $6.69 and 13.7 percent, respectively. The average net income per share of AIG's peer group, which is the same as the peer group used for the performance
graph presented below, was $       for 1993 and $3.29 for 1994, respectively,
and the average after-tax return on equity (excluding capital gains) was reported by Conning & Company, a leading insurance research and asset management
company, to be    percent for 1993 and estimated by Conning to be 10.5 percent for 1994, respectively. AIG evaluates underwriting performance on the basis of the combined ratio (which is the sum of the statutory loss ratio and the statutory expense ratio), a measure of underwriting performance commonly used by property and casualty insurers. AIG's property and casualty underwriting performance for 1993 and 1994, as measured by its combined ratio, exceeded that of AIG's peer group. AIG's combined ratios for 1993 and 1994 were 100.07 and 98.75, respectively, while those for its peer group averaged 116.33 and 110.4, respectively. The total compensation of the Chief Executive Officer for 1994 represented approximately .17 percent of net income of AIG for that year. The cash compensation for both the Chief Executive Officer and the executive officers in general ranked at approximately the 67th percentile when compared to the compensation of executives of the companies included within the peer group for 1993, the last year for which comparable information is publicly available.

     As part of its consideration of the Chief Executive Officer's compensation, the Committee also reviewed the activities and accomplishments of the Chief Executive Officer in promoting the long-term interests of AIG through participation in the debate on the future of the financial services and insurance industries, in discussions on trade relations and international affairs and in similar endeavors.

     On the basis of the general factors set forth above, the Committee determined in 1993 the base salaries for 1994 and bonuses for 1993 performance and in 1994, the base salaries for 1995 and the bonuses for 1994 performance.

     The Committee has recognized, in making these compensation determinations, that AIG has traditionally encouraged long-term strategic management and the enhancement of shareholder value by providing high performing key executives the opportunity for superior capital accumulation over the course of their careers with AIG in the form of stock options. This is a tradition that the Committee believes to have contributed significantly to AIG's considerable success over the years.

     Section 162(m) of the Internal Revenue Code (the "Code") denies a tax deduction to any publicly-held corporation such as AIG for compensation paid to the chief executive officer and four most highly compensated officers of a corporation in a taxable year to the extent that any such individual's compensation exceeds $1,000,000 unless certain requirements for performance-based compensation are satisfied. It is currently the intention of AIG that all compensation for the Chief Executive Officer and the four other most highly compensated officers in excess of $1,000,000 will be performance-based and therefore will be deductible in accordance with Section 162(m). Bonus payments to the Chief Executive Officer for 1994 pursuant to the Plan will be deductible by AIG for federal income tax purposes.

     No member of the Committee is a former or current officer or employee of AIG or any of its affiliated companies or is receiving compensation from AIG in any capacity other than as a director.

                                         Stock Option and Compensation Committee
                                         American International Group, Inc.

                                         Marshall A. Cohen
                                         Barber B. Conable
                                         Frank J. Hoenemeyer
                                         John I. Howell

PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on AIG Common Stock for a five year period (December 31, 1989 to December 31, 1994) with the cumulative total return of the Standard & Poor's 500 stock index (which includes AIG) and a peer group of companies (the "Peer Group") consisting of eight multi-line or property/casualty insurance companies to which AIG has traditionally compared its business and operations: Aetna Life & Casualty Company, Chubb Corporation, CIGNA Corporation, CNA Financial Corporation, The Continental Corporation, General Re Corporation, The St. Paul Companies and USF & G Corporation. Although the prior years' Performance Graphs included The Travelers Corporation, Travelers Inc. has not been included in this year's Performance Graph because AIG does not believe that the successor company is comparable to AIG in its overall business and operations. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS

                  VALUE OF $100 INVESTED ON DECEMBER 31, 1989


                                   [CHART]

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             AIG           S&P 500       PEER GROUP
1989                                    100.00          100.00          100.00
1990                                     93.36           96.90           86.26
1991                                    120.10          126.42          110.92
1992                                    142.40          136.05          123.49
1993                                    162.29          149.76          125.64
1994                                    182.10          151.74          124.26

        II.  APPROVAL OF A PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF
          INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                                  COMMON STOCK

     Your Board of Directors recommends that the shareholders approve a proposal to amend the Restated Certificate of Incorporation of AIG (the "Certificate") to increase the authorized shares of AIG Common Stock from 500,000,000 shares to 1,000,000,000 shares.

     At January 31, 1995, there were 315,892,792 shares of AIG Common Stock outstanding, and an additional 21,498,192 shares of AIG Common Stock were held in AIG's treasury or by AIG subsidiaries. If the amendment is adopted, approximately 660,000,000 shares of AIG Common Stock would be authorized and unissued. At December 31, 1994, there were 4,855,696 shares of AIG Common Stock reserved for issuance pursuant to exercise of stock options under the various AIG option plans and exercise of purchase privileges under the Purchase Plan. There are no pre-emptive rights relating to the AIG Common Stock. Except to the extent that AIG may issue the shares of AIG Common Stock reserved therefor pursuant to its various stock purchase and stock option plans, AIG has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of AIG Common Stock, but wishes to have such shares available for future issuances as the need may arise. No further shareholder approval would be required prior to the issuance of the additional shares authorized by this amendment.

     The Board's purpose in proposing the increase in the number of authorized shares of AIG Common Stock is to have shares available for future issuances from time to time as and when the Board determines that such issuances may be desirable. The Securities and Exchange Commission requires AIG to discuss how such shares could be used to make it more difficult to effect a change in control of AIG. For example, the additional shares of AIG Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of AIG or could be privately placed with purchasers who would support the Board in opposing a hostile takeover attempt. This proposal to amend the Certificate is not in response to any effort of which AIG is aware to accumulate AIG stock or obtain control of AIG, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. The Board does not presently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change control of AIG.

     In addition to AIG Common Stock, under the current Certificate AIG is authorized to issue 6,000,000 shares of Preferred Stock, par value $5.00 per share, in series, and at January 31, 1995, there were no shares of such Preferred Stock outstanding.

     Approval of this amendment to the Restated Certificate of Incorporation requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

     Your Board of Directors recommends a vote FOR the proposal to approve this Amendment.

                         III.  SELECTION OF ACCOUNTANTS

     The Audit Committee and the Board of Directors have recommended the employment of Coopers & Lybrand as independent accountants of AIG for 1995. That firm has no direct or indirect financial interest in AIG or any of its parents or subsidiaries. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     Approval of the selection of accountants requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.

     Your Board of Directors recommends a vote FOR the proposal to employ Coopers & Lybrand.

                           IV.  SHAREHOLDER PROPOSAL

     The Presbyterian Church (U.S.A.), 100 Witherspoon Street, Louisville, Kentucky 40202, which states that it owns 84,025 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, the Christian Brothers Investment Services, Inc., 675 Third Avenue, New York, New York 10017-5704, and the Sisters of Mercy of the Americas, Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336, who state that they hold 2,000 shares, 67,050 shares, and 600 shares, respectively, of AIG's Common Stock, have notified AIG that they are joining as proponents of the resolution to be proposed by the Presbyterian Church (U.S.A.). The text of the resolution and the supporting statement submitted by the sponsors are as follows:

          "1995 SHAREHOLDER PROPOSAL FOR AMERICAN INTERNATIONAL GROUP

WHEREAS American International Group has, as a practical matter, no Nominating Committee, the full Board acting on the recommendation of the Executive Committee, two-thirds of whom are top management officials of AIG;

WHEREAS we believe our company would benefit from the leadership of directors who have been nominated through a more independent process;

WHEREAS we believe the creation of a nominating committee composed of independent directors would strengthen the possibility of having directors who will bring a fresh and independent viewpoint when needed to the deliberations of our Board;

THEREFORE, resolved that the Board of Directors create a Nominating Committee of at least four members. All members of the Nominating Committee shall be independent directors who:

          1. have not been an executive of the company or its affiliates during the last five years.

          2. is not, and have not been, a member of a company that is one of the company's paid advisors or consultants.

          3. is not employed by a significant customer or supplier.

          4. do not, and did not, have a personal services contract with the company.

          5. are not employed by a tax-exempt organization that receives significant contributions from the company.

          6. are not a relative of any management of the company.

          7. have not had any business relationship that would be required to be disclosed under Regulation S-K.

          8. are not serving the final year of his/her term on the Board.

          9. are not directors or officers of a corporation on which the chairman, CEO, President or any other officer of AIG serves as a director.

                              SUPPORTING STATEMENT

     We believe that directors who are free of any relationships which might influence or preclude their ability to exercise oversight of management and operations when needed are beneficial to a corporation. Such independence can serve the shareholders in numerous ways including resolution of conflicting views within management, or raising financial, public policy or issues of corporate policy and practice which need addressed.

     Corporate leaders and institutional investors recognize the value of independence. A November 1992 survey of 600 directors of Fortune 1,000 corporations, conducted by Directorship and endorsed by the Business Roundtable, found that 93 percent believed that a majority of the board should be composed of outside, independent directors. A majority also believed that the nominating committee should consist entirely of outside, independent directors. We agree.

     A Nominating Committee composed solely of independent directors would remove any question that candidates for the Board had been selected only by the current management. The use of the AIG Executive Committee, two-thirds of whose members are management, to intially screen possible Board members may result in a Board with independent, impartial directors. This is not guaranteed, however. The adoption of this proposal would establish an unclouded process, and insure that candidates are proposed through a thoroughly independent, objective process. We ask for your support."

                      MANAGEMENT'S STATEMENT IN OPPOSITION

     Your Board of Directors opposes this proposal. Your current Board and its predecessors have led AIG to prosperity and growth in value for all shareholders; AIG's long-term performance has consistently outpaced that of its competitors. Your Board of Directors does not believe that there would be any demonstrable improvement in the composition of the Board or the performance of AIG if the proposal were to be adopted. Your Board of Directors stresses the complete participation of all members in the Board decision-making process, without distinction based on employee or independent status. Your Board believes that the views of management are critically important to the nominating process at AIG, where management directors have substantial personal ownership of AIG shares and their interests as shareholders are entirely consistent with those of nonaffiliated shareholders. There is no justification for excluding this substantial interest from the nominating process. Because in practice your Board serves as a committee of the whole in determining nominees for membership, the views of the independent directors, who comprise a majority of the Board, are well represented. Any member of the Board can present names for consideration, and no action is taken on any candidate until that candidate is discussed with each non-employee member of the Board. In sum, your Board of Directors believes that its existing policies and practices with respect to the nominating process have resulted in significant benefit to both AIG and its shareholders, and that the suggested changes are neither necessary nor appropriate. Therefore, your Board of Directors urges a vote against this proposal.

     Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.

     Your Board of Directors recommends a vote AGAINST this proposal.

                            V.  SHAREHOLDER PROPOSAL

     The Sisters of Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, New York 10011, which states that it owns 2,500 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston, Texas 77092, and the Sisters of Mercy of the Americas, Regional Community of Chicago, 10024 S. Central Park Avenue, Chicago, Illinois 60642, who state that they hold 16,250 shares and 1,100 shares, respectively, of AIG's Common Stock, have notified AIG that they are joining as proponents of the resolution to be proposed by the Mercy Consolidated Assets Management Program. The text of the resolution and the supporting statement submitted by the sponsors are as follows:

                         "AMERICAN INTERNATIONAL GROUP

WHEREAS -- We are deeply concerned about the ethical implications of insurance companies investing in the tobacco industry, especially when they are so critically aware of the negative health effects of smoking;

          -- Cigarette smoking is the leading cause of death and disease in the United States causing an estimated 430,000 deaths last year, with 53,000 more dying from the effects of passive smoking;

          -- In 1994, the Centers for Disease Control and Prevention released an article "Medical-Care Expenditures Attributable to Cigarette Smoking, United States -- 1993." The study found that smoking-related disease in the United States has an enormous economic impact. In 1993, it is estimated that the direct medical costs associated with smoking totaled $30 billion;

          -- Cigarette companies also have been criticized for their special promotion campaigns aimed at low-income persons, women and minorities. The RJR Nabisco "Joe Camel" ads have been severely criticized by the U.S. Surgeon General who demanded the company drop the ad campaign because of its manipulative appeal to young people;

          -- "AIG's life operations . . . comprise the largest and most extensive world-wide life insurance network of any company, and are a major source of earnings growth and stability for AIG;" (Annual Report)

          -- Our company has no policy to non-invest in tobacco equities, and yet gives preferential rates to non-smokers. We believe AIG should seriously review its stand related to these apparently contradictory positions on tobacco and determine future options.

RESOLVED that shareholders request the Board to initiate a study of the appropriate ethical responses for the Company to take related to investment in tobacco companies and report to requesting shareholders the results of this review.

     We believe this review should focus on the following questions:

          1. The appropriateness of an insurance company holding stock in tobacco companies and whether it is socially or financially responsible to divest of this stock. This should take into account the depressed price of tobacco stock, and whether this fact can any longer be used in arguments against divestment in the name of fiduciary responsibility;

          2. Ways in which AIG might keep its shares and creatively express itself as a major investor to the tobacco companies regarding their policies and practices;

          3. The impact smoking has on AIG insurance payments for smoking-attributable deaths, diseases, and property loss.

                              SUPPORTING STATEMENT

Our Company exists to insure health. We reward people for not using cigarettes; yet we remain open to investing in companies which produce them. Sears-Allstate has a smoke-free equity portfolio. Other insurance companies have policies and/or practices that have resulted in prohibitions or limitations on their various investments in tobacco companies. Meanwhile institutions like Harvard and Johns Hopkins have sold all tobacco stocks. We believe this study will enable concerned shareholders and customers to know the mind of our Company on this crucial issue."

                      MANAGEMENT'S STATEMENT IN OPPOSITION

     Your Board of Directors opposes this proposal. AIG complies with all Federal, state and other laws and regulations regarding its investment portfolios. Your Board of Directors believes that AIG shareholders are best served by not co-mingling investment decisions with what may be considered to be social issues. Your Board of Directors therefore does not believe it would be appropriate for AIG to conduct the study or issue the report to shareholders requested in this proposal. Your Board of Directors urges a vote against this proposal.

     Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.

     Your Board of Directors recommends a vote AGAINST this proposal.

               VI.  SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year's proxy statement should be sent to the AIG Secretary at 70 Pine Street, New York, New York 10270 and must be received by December 4, 1995.

                              VII.  OTHER MATTERS

     If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

PROXY SOLICITATION

     AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained Georgeson & Co. to assist in the solicitation of proxies for a fee of approximately $8,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                       AMERICAN INTERNATIONAL GROUP, INC.

                           ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           ------------------------

                                  MAY 24, 1995

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints M.R. Greenberg, John J. Roberts and Ernest
E. Stempel, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the shareholders of American International Group, Inc. to be held at Eighth Floor, 72 Wall Street, New York, New York 10270, on Wednesday, May 24, 1995 at 11:00 a.m., and all adjournments thereof, as follows:

     PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR"
      ALL NOMINEES FOR ELECTION, "FOR" THE PROPOSAL TO AMEND THE RESTATED
             CERTIFICATE OF INCORPORATION, "FOR" THE APPOINTMENT OF
            INDEPENDENT ACCOUNTANTS AND "AGAINST" ITEM 4 AND ITEM 5.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, "FOR" ITEMS 2 AND 3, AND "AGAINST" ITEMS 4 AND 5.

1. Election as Directors of the following identified in the Proxy Statement: M. Aidinoff, L. Bentsen, M. Cohen, B. Conable, M. Feldstein, H. Freeman, L. Gonda, M. Greenberg, C. Hills, F. Hoenemeyer, J. Howell, E. Matthews, D. Phypers, J. Roberts, E. Stempel, T. Tizzio

   For   / /                               Withhold Authority  / /

(INSTRUCTION: To withhold authority to vote for any of the foregoing individuals, write the name(s) on the following lines.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

2. Approval of Amendment of Restated Certificate of Incorporation,

For  / /                Against  / /              Abstain  / /

3. Appointment of Independent Accountants

For  / /                Against  / /              Abstain  / /

4. Shareholder Proposal Described in the Proxy Statement

For  / /                Against  / /              Abstain  / /

5. Shareholder Proposal Described in the Proxy Statement

For  / /                Against  / /              Abstain  / /


If you have noted either an Address Change or made Comments on the reverse side of the card, mark here.


Address Change and/or Comments Mark Here                  / /

In their discretion to vote upon other matters that may properly come before the meeting.
Please sign exactly as your name appears to the left.

DATED                                , 1995
      -------------------------------


- -------------------------------------------
Signature


- -------------------------------------------
Signature

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.             / /

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.